UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 1, 2008

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Bala Plaza East, Suite 117
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of equity awards to Mr. Wilson is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2008, Skinny Nutritional Corp., (the “Company” or “Skinny”) entered into an employment relationship with Mr. Ronald D. Wilson, who will serve as the President and Chief Executive Officer of the Company effective immediately. Contemporaneously with Mr. Wilson’s appointment as the President and Chief Executive Officer of the Company, the Board elected Mr. Wilson to serve on the Company’s Board of Directors for a period of one year or until his successor is elected and qualified. Mr. Wilson’s appointment was made following the resignation of Mr. Donald McDonald as the Company’s President and Chief Executive Officer. Mr. McDonald will continue to serve on the Company’s Board of Directors and as the Company’s Chief Financial Officer.

Pursuant to an offer letter Mr. Wilson entered into with the Company, the Company will pay and provide the following compensation to Mr. Wilson: (a) base salary of $150,000 per annum; (b) grant of 2,000,000 shares of restricted common stock; (c) grant of warrants to purchase 2,000,000 shares of common stock which shall be immediately exercisable on the date of grant for a period of five years at an exercise price equal to the closing price of the Company’s common stock on the date of grant; (d) subject to the approval of the Company’s stockholders of a new equity compensation plan, options to purchase 2,000,000 shares of common stock, exercisable for a period of five years and which options will vest in full on the first anniversary of the grant date and have an exercise price equal to the fair market value of the Company’s common stock, as determined in accordance with the new equity compensation plan, on the date that such plan is approved by the Company’s stockholders; (e) a car allowance of $700 per month; (f) reimbursement of health benefits or cash equivalent in an amount not to exceed $1,000 per month; and (g) $2,000 per month for a rental lease for housing for 1 year period.

Since April 2008, Mr. Wilson has served on the Company’s Board of Advisors and in consideration of rendering such services the Company granted Mr. Wilson, a warrant to purchase 1,500,000 shares of Common Stock, exercisable for a period of five years at a price of $0.05 per share. Subsequently, the Company also granted Mr. Wilson an additional warrant to purchase 1,000,000 shares of Common Stock in April 2008, in consideration for additional consulting services provided by Mr. Wilson to the Company. These warrants are also exercisable for a period of five years at a price of $0.05 per share.

Biographical Information

Mr. Wilson has worked in the soft drink industry for over 38 years, spending the majority of his career with the Philadelphia Coca-Cola Bottling Company. He begain his career with Coca-Cola in 1977 as a Financial Analyst with Coca-Cola Bottling Co. of N.Y. During the succeeding years, Mr. Wilson was promoted within Coke New York to a number of positions, including Vice President/General Manager for Coke New York’s Northern New England operation and Vice President/General Manager for the New Jersey division. In 1985, Mr. Wilson was appointed the President and Chief Operating Officer for The Philadelphia Coca-Cola Bottling Company and held this office until his retirement in November 2006. He began his career in 1969 at a PepsiCo Inc. owned plant in various capacities in production, warehousing, and sales. Mr. Wilson serves on numerous charitable and industry boards and currently is the Vice Chair for the Board of Overseers at Rutgers University, and is as an advisor to Rutgers School of Business. Mr. Wilson has also served as the President of The Coca-Cola Bottlers’ Association and a board member of The Dr Pepper Bottlers’ Association. Mr. Wilson is 59 years old and graduated from Rutgers University in 1971 with a Bachelor’s degree in history.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Exhibit Title or Description

	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chairman
Date: December 3, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release